EXHIBIT 99.1

AMPER, POLITZINER MATTIA, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
and CONSULTANTS

NEW YORK, NEW YORK
(212) 682-1600

BRIDGEWATER, NSW JERSEY
(908) 218-5002

HACKENSACK, NEW JERSEY
(201) 678-1400

PRINCETON, NEW JERSEY
(609) 897-4200

WALL, NEW JERSEY
(732) 919-1400

WHITE PLAINS, NEW YORK
(914) 946-9650

2015 LINCOLN HIGHWAY
F.O. BOX 988
EDISON, NJ 08818
PHONE: (732) 287-1000
FAX: (732) 287-3200
WW'W.AMPER.COM

May 22, 2007

Mr. James Davin (By Hand Delivery ) Chairman of the Audit Committee Mr. Matthew Walsh (By Facsimile 973-882-1812)
President, Chief Financial Officer and Acting CEO
Escala Group, Inc. and Subsidiaries
623 Fifth Avenue, 27th Floor
New York, NY 10017

This is to confirm that the client-auditor relationship between Escala Group, Inc . (Commission File No. 1-11988) and Amper Politziner & Mattia P.C., has ceased.

Yours truly,
/s/ Amper Politziner & Mattia P .C.
Amper Politziner & Mattia P .C.
CC: Office of the Chief Accountant
U.S. Securities & Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
(By Facsimile 202-772-9252)

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